EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our nine reports and all references to our Firm included in this registration statement on Form S-1 filed by TRIAD Medical Inc.

Arthur Andersen LLP
Houston, Texas
September 10, 1997